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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY


SUBSIDIARY                                         DBA                              JURISDICTION OF INCORPORATION
----------                                         ---                              -----------------------------
ALEC Acquisition Sub Corp.                                                          Delaware
Telephone Utilities of the Northland, Inc.         PTI Communications               Alaska
Telephone Utilities of Alaska, Inc.                PTI Communications               Alaska
PTI Communications of Alaska, Inc.                 PTI Communications               Alaska
Alaska Communications Systems, Inc.                ATU Telecommunications           Delaware
ACS Wireless, Inc.                                                                  Alaska
MACtel License Sub, Inc.                                                            Delaware
ATU Long Distance, Inc.                                                             Alaska
ATU LD License Sub, Inc.                                                            Delaware
ATU Communications, Inc.                                                            Alaska
Pacific Telecom of Alaska PCS, Inc.                                                 Alaska
Peninsula Cellular Services, Inc.                                                   Alaska
Alaskan Choice Television, LLC                                                       Utah
ACS Internet, Inc.                                                                  Delaware



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